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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported):          March 19, 1999


                         THE COLONIAL BANCGROUP, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                 1-13508             63-0661573
 (State of Incorporation)    (Commission File No.)   (IRS Employer I.D. No.)


     One Commerce Street, Montgomery, Alabama                   36104
     (Address of Principal Executive Office)                  (Zip Code)


      Registrant's telephone number, including area code:  334-240-5000




Item 5.  Other Events


                        COLONIAL BANK SELLS $100 MILLION
                               SUBORDINATED DEBT


     MONTGOMERY, AL. -- Colonial Bank Chairman and CEO Robert E. Lowder announced today that Colonial Bank has issued $100 million of subordinated notes which will qualify as Tier II Capital. The proceeds will be used for general business purposes.

     The 10-year offering of 8.00% fixed rate subordinated notes will pay interest semi-annually commencing September 15, 1999. The notes were sold to accredited investors in an offering in reliance on Section 3(a)(2) of the Securities Act of 1933 as amended.

     Colonial Bank is a subsidiary of Colonial BancGroup, a multi-state bank holding company, headquartered in Montgomery, Alabama with assets of $10.5 billion operating over 250 offices in Alabama, Florida, Georgia, Nevada, Tennessee and Texas. It is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.
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                                  SIGNATURES




        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE COLONIAL BANCGROUP, INC.
                                        ----------------------------
                                                (Registrant)

Date:   April 2, 1999                   /s/ W. Flake Oakley
                                        ----------------------------
                                            W. Flake Oakley
                                            Chief Financial Officer